Exhibit 2


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              SILGAN HOLDINGS INC.


                  Silgan Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  FIRST: That the Board of Directors of the Corporation has duly and unanimously adopted the following resolutions setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"):

                  RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended pursuant to Section 242 of the Delaware General Corporation Law by adding the following sentence at the end of the first paragraph of Article FIFTH:

                           "Upon the occurrence and during the continuation of a
                  Voting Rights Triggering Event (as defined in the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13 1/4% Cumulative Exchangeable Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"), the number of directors of the Corporation shall be increased as provided in the Certificate of Designation and the holders of a majority of the then outstanding shares of the Corporation's 13 1/4% Cumulative
                  Exchangeable Redeemable Preferred Stock (the "Preferred Stock") issued pursuant to the Certificate of Designation, voting as a separate class, shall be entitled to elect that number of directors of the Corporation as provided in the Certificate of Designation."

         ; and be it further

                  RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended pursuant to Section 242 of the Delaware General Corporation Law by deleting the last sentence of paragraph D(v)(b) of Article SEVENTH in its entirety and replacing it with the following:

                           The holders of a majority of the  outstanding  shares
                  of the Class A Stock and Class B Stock voting as a single class shall elect all of the directors of the Corporation, subject to the rights of the holders of Preferred Stock set forth in the Certificate of Designation.



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                  SECOND:  That pursuant to a written  consent of the holders of all of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Corporation and the holder of a majority of the outstanding shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Corporation, voting separately as a class (the Class A Common Stock and the Class B Common Stock being the only voting stock of the Corporation), dated as of July 19, 1996, given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, the holders of all of the outstanding shares of Class A Common Stock and the holder of a majority of the outstanding shares of Class B Common Stock, voting as separate classes, approved the adoption of the aforesaid resolutions and amendments and, as provided in Section 228 of the General Corporation Law of the State of Delaware, written notice thereof has been given to those holders of the Class B Common Stock of the Corporation who had not consented in writing as provided in Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the foregoing amendments to the Certificate of Incorporation have been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.


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                  IN  WITNESS   WHEREOF,   said   Corporation  has  caused  this
Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its Executive Vice President and attested by its Assistant Secretary as of this 19th day of July, 1996.

                                              SILGAN HOLDINGS INC.



                                              By/s/Harley Rankin, Jr.
                                                _________________________
                                                Harley Rankin, Jr.
                                                Executive Vice President


Attest:



By/s/Sharon Budds
  ___________________________
  Sharon Budds
  Assistant Secretary



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